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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this post effective Amendment No.1 to Form F-1 in this Registration Statement on Form F-3 (File No. 333-226096) of Danaos Corporation of our report dated March 5, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Danaos Corporation's Annual Report on Form 20-F for the year ended December 31, 2018. We also consent to the reference to us under the heading "Experts" in such Registration Statement and to the reference to us under the heading "Selected Consolidated Financial Data" in Danaos Corporation's Annual Report on Form 20-F for the year ended December 31, 2018 which is incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers S.A.

Athens, Greece
March 6, 2019

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM